UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest reported): December 1, 2007

Chaolei Marketing and Finance Company
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

000-50214	65-0968839
(Commission File Number)	(IRS Employer Identification No.)

511 NE 94th Street
Miami Shores, Florida 33138
 (Address of Principal Executive Offices)(Zip Code)

(305) 909-6987
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Emplyment Agreement

On December 1, 2007 the Company entered into an Employment Agreement (the “Agreement”) with Bruce S. Trulio.  The Agreement is for a six month term ending on May 31, 2008.  The Company has agreed to pay Mr. Trulio $30,000 payable in 6 equal monthly installments of $5,000 on the fifteenth of each month.

Pursuant to the Agreement, Mr. Trulio will serve as Assistant Secretary of the Company.  In this capacity Mr. Trulio shall have such duties, authorities and responsibilities commensurate with the duties, authorities and responsibilities of persons in similar capacities in similar sized Company’s and such other reasonable duties and responsibilities as the Board of Directors of the Company shall designate.  Mr. Trulio will report directly to the Board of the Company.

Supply Agreements

On December 12, 2007 the Company entered into the Solar Grade Polysilicon Supply Agreement (the “Agreement”) with OSUNG LST Co., Ltd (“OSUNG”).

The Company and OSUNG will sign a Delivery Agreement at the end of each year beginning in 2008, designating the technical standard and the price of products to be delivered.  In the event that a Delivery Agreement can not be executed, the Agreement between the Company and OSUNG will be null and void.  The price of goods will be determined in the year end Delivery Agreement.

On December 13, 2007 the Company entered into the Solar Grade Polysilicon Wafer Supply Agreement (the “Wafer Agreement”) with Canadia Solar, Inc. (“CSI”).

The Company and CSI will sign a Delivery Agreement at the end of each year beginning in 2008, designating the technical standard and the price of the products to be delivered.  In the event that the year end Delivery Agreement cannot be executed, the Agreement between the Company and CSI will be null and void.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of business acquired:
None
(b)	Pro Forma Financial Information
None
(c)	Exhibits.
10.1 Employment Agreement with Bruce S. Trulio
10.2 Solar Grade Polysilicon Wafer Supply Agreement
10.3 Solar Grade Polysilicon Supply Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Chaolei Marketing and Finance Company

Date: December 17, 2007	By: /s/Bruce S. Trulio
Bruce S. Trulio Assistant Secretary